Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-204908

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Performance Leveraged Upside Securities (PLUSSM) Based on the Value of the Russell 2000® Index due on October 5, 2016	$4,731,800.00	$549.84
(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

June 2015 PRICING SUPPLEMENT (To Prospectus dated June 12, 2015 and Product Supplement dated June 15, 2015)

STRUCTURED INVESTMENTS
Opportunities in U.S. Equities
Performance Leveraged Upside Securities (PLUSSM) due October 5, 2016

$4,731,800 Based on the Value of the Russell 2000® Index

The Performance Leveraged Upside Securities (the “PLUSSM”) offer leveraged exposure to the performance of the Russell 2000® Index (the “underlying index”). The PLUSSM are for investors who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage feature which applies to a limited range of positive performance of the underlying index. At maturity, if the closing level of the underlying index on the valuation date (the “final level”) is less than the initial level, the investor is fully exposed to a loss of their initial investment that is proportionate to the decline in the closing level of the underlying index from the pricing date to the valuation date (the “underlying return”). At maturity, if the underlying return is positive, investors will receive the stated principal amount of their investment plus the leveraged upside performance of the underlying index, subject to the maximum payment at maturity. Accordingly, the PLUSSM do not guarantee any return of principal at maturity. The PLUSSM are unsubordinated, unsecured debt obligations issued by UBS AG (“UBS”), and all payments on the PLUSSM are subject to the credit risk of UBS. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the PLUSSM and you could lose some or all of your initial investment.

SUMMARY TERMS
Issuer:	UBS AG, London Branch
Underlying index:	The Russell 2000® Index (Bloomberg Ticker: “RTY”)
Aggregate principal amount:	$4,731,800
Stated principal amount:	$10 per PLUSSM
Issue price:	$10 per PLUSSM (see “Commissions and issue price” below), offered at a minimum investment of 100 PLUSSM (representing a $1,000 investment)
Denominations:	$10 per PLUSSM and integral multiples thereof
Interest:	None
Pricing date:	June 30, 2015
Original issue date:	July 6, 2015 (3 business days after the pricing date)
Valuation date:	September 30, 2016 (15 months after the pricing date) subject to postponement in the event of a market disruption event, as described in the accompanying product supplement
Maturity date:	October 5, 2016 (3 business days after the valuation date) subject to postponement in the event of a market disruption event, as described in the accompanying product supplement
Payment at maturity:	■ If the underlying return is positive: The lesser of (a) $10 + Leveraged Upside Payment and (b) Maximum Payment at Maturity
■ If the underlying return is zero: The stated principal amount of $10

■

If the underlying return is negative:
$10 + ($10 × underlying return)
Under these circumstances, you will lose a percentage of your principal amount equal to the underlying return, and in extreme situations, you could lose all of your initial investment.

Underlying return:	The quotient, expressed as a percentage, of (i) the final level of the underlying index minus the initial level of the underlying index, divided by (ii) the initial level of the underlying index. Expressed as a formula:
(Final Level – Initial Level) / Initial Level
Leveraged upside payment:	$10 × leverage factor × underlying return
Maximum Gain:	15.50%
Initial level	1,253.947, which is the closing level of the underlying index on the pricing date, as determined by the calculation agent.
Final level	The closing level of the underlying index on the valuation date, as determined by the calculation agent.
Leverage factor:	3.0
Maximum payment at maturity:	$11.55 per PLUSSM, which is equal to $10 + ($10 × Maximum Gain)
CUSIP:	90274T593
ISIN:	US90274T5939
Listing:	The PLUSSM will not be listed on any securities exchange.
Agent:	UBS Securities LLC

Commissions and issue price:	Price to Public(1)	Fees and Commissions(1)	Proceeds to Issuer
Per PLUSSM:	$10.00	$0.175(a) + $0.05(b) $0.225	$9.775
Total:	$4,731,800.00	$106,465.50	$4,625,334.50
(1)	UBS Securities LLC has agreed to purchase from UBS AG the PLUSSM at the price to public less a fee of $0.225 per $10.00 stated principal amount of securities. UBS Securities LLC has agreed to resell all of the PLUSSM to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at an underwriting discount which reflects:
(a)	a fixed sales commission of $0.175 per $10.00 stated principal amount of PLUSSM that Morgan Stanley Wealth Management sells and
(b)	a fixed structuring fee of $0.050 per $10.00 stated principal amount of PLUSSM that Morgan Stanley Wealth Management sells, each payable to Morgan Stanley Wealth Management. See “Supplemental information concerning plan of distribution (conflicts of interest); secondary markets (if any)”.

The estimated initial value of the PLUSSM as of the pricing date is $9.708 for the PLUSSM based on the value of the Russell 2000® Index. The estimated initial value of the PLUSSM was determined as of the close of the relevant markets on the date of this pricing supplement by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the PLUSSM, see “Risk Factors — Fair value considerations” and “Risk Factors — Limited or no secondary market and secondary market price considerations” on pages 13 and 14 of this pricing supplement.

Notice to investors: the PLUSSM are significantly riskier than conventional debt instruments. The issuer is not necessarily obligated to repay the full stated principal amount of the PLUSSM at maturity, and the PLUSSM can have downside market risk similar to the underlying index. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of UBS. You should not purchase the PLUSSM if you do not understand or are not comfortable with the significant risks involved in investing in the PLUSSM.

You should carefully consider the risks described under “Risk Factors” beginning on page 13 and under “Risk Factors” beginning on page PS-17 of the accompanying product supplement before purchasing any PLUSSM. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on, your PLUSSM. You may lose some or all of your initial investment in the PLUSSM.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these PLUSSM or passed upon the adequacy or accuracy of this pricing supplement, the accompanying product supplement, the accompanying index supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The PLUSSM are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Product supplement dated June 15, 2015	Prospectus dated June 12, 2015

Pricing Supplement dated June 30, 2015

Performance Leveraged Upside Securities (PLUSSM) due October 5, 2016
$4,731,800 Based on the Value of the Russell 2000® Index

Additional Information about UBS and the PLUSSM

UBS has filed a registration statement (including a prospectus as supplemented by a product supplement for the PLUSSM and an index supplement for various securities we may offer, including the PLUSSM) with the Securities and Exchange Commission, or SEC, for the offering to which this document relates. Before you invest, you should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC web site is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 1-877-387-2275.

You may access these documents on the SEC website at www.sec.gov as follows:

■	Product supplement dated June 15, 2015:

http://www.sec.gov/Archives/edgar/data/1114446/000139340115000350/c412988_6901116-424b2.htm

■	Index supplement dated June 12, 2015:

http://www.sec.gov/Archives/edgar/data/1114446/000119312515222032/d941398d424b2.htm

■	Prospectus dated June 12, 2015:

http://www.sec.gov/Archives/edgar/data/1114446/000119312515222010/d935416d424b3.htm

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, the “PLUSSM” refers to the Performance Leveraged Upside Securities that are offered hereby. Also, references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants,” dated June 12, 2015, references to the “accompanying index supplement” mean the UBS index supplement, dated June 12, 2015 and references to the “accompanying product supplement” mean the UBS product supplement titled “Performance Leveraged Upside Products”, dated June 15, 2015.

You should rely only on the information incorporated by reference or provided in this document, the accompanying product supplement, index supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these PLUSSM in any state where the offer is not permitted. You should not assume that the information in this document, the accompanying product supplement or the accompanying prospectus is accurate as of any date other than the date on the front of the document.

UBS reserves the right to change the terms of, or reject any offer to purchase, the PLUSSM prior to their issuance. In the event of any changes to the terms of the PLUSSM, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

June 2015

Performance Leveraged Upside Securities (PLUSSM) due October 5, 2016
$4,731,800 Based on the Value of the Russell 2000® Index

Investment Overview
Performance Leveraged Upside Securities

The PLUSSM Based on the Value of the Russell 2000® Index due October 5, 2016 can be used:

■	As an alternative to direct exposure to the underlying index that enhances the return for a certain range of positive performance of the underlying index; however, by investing in the PLUSSM, you will not be entitled to receive any dividends paid with respect to the stocks comprising the underlying index (the “underlying equity constituents”) or any interest payments, and your return will not exceed the maximum payment at maturity. You should carefully consider whether an investment that does not provide for dividends, interest payments or exposure to the positive performance of the underlying index beyond a level that, when multiplied by the leverage factor, exceeds the maximum gain is appropriate for you.
■	To enhance returns and outperform the underlying index in a moderately bullish scenario.
■	To achieve similar levels of upside exposure to the underlying index as a direct investment while using fewer dollars by taking advantage of the leverage factor.

Maturity:	Approximately 15 months
Leverage factor:	3.0
Maximum payment at maturity:	$11.55 per PLUSSM, which is equal to $10 + ($10 × Maximum Gain)
Maximum gain	15.50%
Minimum payment at maturity:	None. Investors may lose all of their initial investment in the PLUSSM
Coupon:	None
Key Investment Rationale

Investors can use the PLUSSM to leverage returns by a factor of 3.0, up to the maximum gain.

Investors will not be entitled to receive any dividends paid with respect to the underlying equity constituents. You should carefully consider whether an investment that does not provide for dividends or periodic interest is appropriate for you. The payment scenarios below do not show any effect of lost dividend yield over the term of the PLUSSM.

Leveraged Performance	The PLUSSM offer investors an opportunity to capture enhanced returns relative to a direct investment in the underlying index within a certain range of positive performance.

Upside Scenario	If the underlying return is positive, at maturity, the PLUSSM will redeem for the lesser of (a) the stated principal amount of $10 plus the leveraged upside payment and (b) the maximum payment at maturity.

Par Scenario	If the underlying return is zero, at maturity you will receive the full stated principal amount at maturity.

Downside Scenario	If the underlying return is negative, at maturity, the PLUSSM will redeem for less than the stated principal amount, if anything, resulting in a loss of your initial investment proportionate to the underlying return. For example, if the underlying return is -35%, the PLUSSM will redeem for $6.50, or 65% of the stated principal amount. There is no minimum payment on the PLUSSM and you could lose all of your initial investment.

June 2015

Performance Leveraged Upside Securities (PLUSSM) due October 5, 2016
$4,731,800 Based on the Value of the Russell 2000® Index

Investor Suitability

The PLUSSM may be suitable for you if:

■	You fully understand the risks inherent in an investment in the PLUSSM, including the risk of loss of all of your initial investment.
■	You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that has the same downside market risk as an investment in the underlying index or the underlying equity constituents.
■	You believe the final level of the underlying index will be equal to or greater than the initial level and, if the final level is less than the initial level, you can tolerate receiving a payment at maturity that will be less than the stated principal amount and may be zero.
■	You believe the level of the underlying index will appreciate over the term of the PLUSSM, and that the percentage of appreciation, when multiplied by the leverage factor, is unlikely to exceed the maximum gain indicated on the cover hereof.
■	You can tolerate fluctuations in the price of the PLUSSM prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying index.
■	You understand and accept that your potential return on the PLUSSM is limited to the maximum gain and you would be willing to invest in the PLUSSM based on the maximum payment at maturity indicated on the cover hereof.
■	You do not seek current income from your investment and are willing to forego dividends paid on any underlying equity constituents.
■	You are willing and able to hold the PLUSSM to maturity, a term of approximately 15 months, and accept that there may be little or no secondary market for the PLUSSM.
■	You seek an investment with exposure to companies in the small-capitalization segment of the U.S. equity market.
■	You are willing to assume the credit risk of UBS for all payments under the PLUSSM, and understand that if UBS defaults on its obligations you may not receive any amounts due to you, including any repayment of principal.
■	You understand that the estimated initial value of the PLUSSM determined by our internal pricing models is lower than the issue price and that should UBS Securities LLC or any affiliate make secondary markets for the PLUSSM, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The PLUSSM may not be suitable for you if:

■	You do not fully understand the risks inherent in an investment in the PLUSSM, including the risk of loss of all of your initial investment.
■	You require an investment designed to provide a full return of principal at maturity.
■	You are not willing to make an investment that has the same downside market risk as an investment in the underlying index or the underlying equity constituents.
■	You believe that the final level of the underlying index will be less than the initial level, or you believe that the underlying return will be positive and, when multiplied by the leverage factor, is likely to exceed an amount equal to the maximum gain indicated on the cover hereof.
■	You seek an investment that has an unlimited return potential and you would be unwilling to invest in the PLUSSM based on the maximum payment at maturity indicated on the cover hereof.
■	You cannot tolerate fluctuations in the price of the PLUSSM prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying index.
■	You seek current income from this investment or prefer to receive the dividends paid on the underlying equity constituents.
■	You are unable or unwilling to hold the PLUSSM to maturity, a term of approximately 15 months, and seek an investment for which there will be an active secondary market.
■	You do not seek an investment with exposure to companies in the small-capitalization segment of the U.S. equity market.
■	You are not willing to assume the credit risk of UBS for all payments under the PLUSSM, including any repayment of principal.

June 2015

Performance Leveraged Upside Securities (PLUSSM) due October 5, 2016
$4,731,800 Based on the Value of the Russell 2000® Index

Fact Sheet

The PLUSSM offered are unsubordinated, unsecured debt securities issued by UBS, will pay no interest, do not guarantee any return of principal at maturity and are subject to the terms described in the accompanying product supplement, index supplement and accompanying prospectus, as supplemented or modified by this pricing supplement. At maturity, an investor will receive for each PLUSSM that the investor holds an amount in cash that may be greater than, equal to or less than the stated principal amount based upon the underlying return. The PLUSSM do not guarantee any return of principal at maturity. All payments on the PLUSSM are subject to the credit risk of UBS. If UBS were to default on its payment obligations you may not receive any amount owed to you under the PLUSSM and in extreme situations, you could lose all of your initial investment.

Expected Key Dates:
Pricing Date:	Original Issue Date (settlement date):	Valuation Date:	Maturity Date:
June 30, 2015	July 6, 2015 (3 business days after the pricing date)	September 30, 2016 (15 months after the pricing date)	October 5, 2016 (3 business days after the valuation date)

Key Terms:
Issuer:	UBS AG, London Branch
Underlying index:	The Russell 2000® Index (Bloomberg Ticker: “RTY”)
Aggregate principal amount:	$4,731,800
Stated principal amount:	$10 per PLUSSM
Issue price:	$10 per PLUSSM (see “Commissions and issue price” on the cover hereof), offered at a minimum investment of 100 PLUSSM (representing a $1,000 investment)
Denominations:	$10 per PLUSSM and integral multiples thereof
Interest:	None
Payment at maturity:	■ If the underlying return is positive: The lesser of (a) $10 + Leveraged Upside Payment and (b) Maximum Payment at Maturity
■ If the underlying return is zero: The stated principal amount of $10

■

If the underlying return is negative:
$10 + ($10 × underlying return)
Under these circumstances, you will lose a percentage of your principal amount equal to the underlying return, and in extreme situations, you could lose all of your initial investment.

Underlying return:	The quotient, expressed as a percentage, of (i) the final level of the underlying index minus the initial level of the underlying index, divided by (ii) the initial level of the underlying index. Expressed as a formula:
(Final Level – Initial Level) / Initial Level
Leveraged upside payment:	$10 × leverage factor × underlying return
Initial level:	1,253.947, which is the closing level of the underlying index on the pricing date, as determined by the calculation agent.
Final level:	The closing level of the underlying index on the valuation date, as determined by the calculation agent.
Leverage factor:	3.0
Maximum payment at maturity:	$11.55 per PLUSSM, which is equal to $10 + ($10 × Maximum Gain)
Maximum gain:	15.50%
Risk factors:	Please see “Risk Factors” beginning on page 13.

June 2015

Performance Leveraged Upside Securities (PLUSSM) due October 5, 2016
$4,731,800 Based on the Value of the Russell 2000® Index

General Information
Listing:	The PLUSSM will not be listed on any securities exchange.
CUSIP:	90274T593
ISIN:	US90274T5939
Tax considerations:	The United States federal income tax consequences of your investment in the PLUSSM are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” beginning on page PS-52 of the accompanying product supplement and discuss the tax consequences of your particular situation with your tax advisor.
There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the PLUSSM. Pursuant to the terms of the PLUSSM, UBS and you agree, in the absence of an administrative or judicial ruling to the contrary, to characterize your PLUSSM as a pre-paid derivative contract with respect to the underlying index. If your PLUSSM are so treated, you should generally recognize gain or loss upon the sale or maturity of your PLUSSM in an amount equal to the difference between the amount you receive at such time and the amount you paid for your PLUSSM. Such gain or loss should generally be long-term capital gain or loss if you have held the PLUSSM for more than one year (otherwise such gain or loss would be short-term capital gain or loss).
In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your PLUSSM in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the PLUSSM, it is possible that your PLUSSM could alternatively be treated for tax purposes as a single contingent debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the PLUSSM could differ materially from the treatment described above, as discussed further under “Supplemental U.S. Tax Considerations — Alternative Treatments” on page PS-54 of the accompanying product supplement, and the timing and character of income on your PLUSSM could be materially and adversely affected.
Also, the IRS, for example, might assert that the PLUSSM should be recharacterized for United States federal income tax purposes as instruments giving rise to current ordinary income (even before receipt of any cash), or you should be required to recognize taxable gain on any rebalancing or rollover of the underlying index.
In 2007, the IRS released a notice that may affect the taxation of holders of the PLUSSM. According to the notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument similar to the PLUSSM should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the PLUSSM will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your PLUSSM for United States federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” beginning on page PS-52 of the accompanying product supplement, unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.
Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates, and certain trusts are subject to an additional 3.8% Medicare tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the PLUSSM, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

June 2015

Performance Leveraged Upside Securities (PLUSSM) due October 5, 2016
$4,731,800 Based on the Value of the Russell 2000® Index

Specified Foreign Financial Assets. Certain individuals that own “specified foreign financial assets” may be required to file information with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the PLUSSM.
Non-U.S. Holders. Subject to Section 871(m) of the Code and FATCA (as discussed below), if you are not a U.S. holder, you should generally not be subject to United States withholding tax with respect to payments on your PLUSSM or to generally applicable information reporting and backup withholding requirements with respect to payments on your PLUSSM if you comply with certain certification and identification requirements as to your foreign status (by providing us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8. Gain from the sale or exchange of a PLUSSM or settlement at maturity generally should not be subject to U.S. tax unless such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States or unless the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such sale, exchange or settlement and certain other conditions are satisfied, or has certain other present or former connections with the United States.
Section 871(m) of the Code requires withholding (up to 30%, depending on whether a treaty applies) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S.-source dividends. Under proposed U.S. Treasury Department regulations (if finalized in their current form), certain payments or deemed payments with respect to certain equity-linked instruments (“specified ELIs”) that reference U.S. stocks (including the underlying equity constituents), may be treated as dividend equivalents (“dividend equivalents”) that are subject to U.S. withholding tax at a rate of 30% (or lower treaty rate). Under these proposed regulations, withholding may be required even in the absence of any actual dividend related payment or adjustment made pursuant to the terms of the instrument. If adopted in their current form, the proposed regulations may impose a withholding tax on payments or deemed payments made on the securities on or after January 1, 2016 that are treated as dividend equivalents for securities acquired on or after March 5, 2014. Under a recent IRS Notice, the IRS announced that the IRS and the Treasury Department intend that final Treasury regulations will provide that “specified ELIs” will exclude equity-linked instruments issued prior to 90 days after the date the final Treasury regulations are published. Accordingly, we generally expect that non-U.S. holders of the securities should not be subject to tax under Section 871(m). However, it is possible that such withholding tax could apply to the securities under these proposed rules if the non-U.S. holder enters into certain subsequent transactions in respect of the underlying indices. If withholding is required, we (or the applicable paying agent) would be entitled to withhold such taxes without being required to pay any additional amounts with respect to amounts so withheld.
Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends) and “pass-thru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

June 2015

Performance Leveraged Upside Securities (PLUSSM) due October 5, 2016
$4,731,800 Based on the Value of the Russell 2000® Index

Pursuant to final and temporary Treasury regulations, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments” made on or after July 1, 2014, certain gross proceeds on sale or disposition occurring after December 31, 2016, and certain foreign pass-thru payments made after December 31, 2016 (or, if later, the date that final regulations defining the term “foreign pass-thru payment” are published). Pursuant to these Treasury regulations, withholding tax under FATCA would not be imposed on foreign pass-thru payments pursuant to obligations that are executed on or before the date that is six months after final regulations regarding such payments are published (and such obligations are not subsequently modified in a material manner) or on withholdable payments solely because the relevant obligation is treated as giving rise to a dividend equivalent (pursuant to Section 871(m) and the regulations thereunder) where such obligation is executed on or before the date that is six months after the date on which obligations of its type are first treated as giving rise to dividend equivalents. If, however, withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld.
Significant aspects of the application of FATCA are not currently clear. Investors should consult their own advisor about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their PLUSSM through a foreign entity) under the FATCA rules.
Proposed Legislation
In 2007, legislation was introduced in Congress that, if enacted, could have required holders of PLUSSM purchased after the bill was enacted to accrue interest income over the term of the PLUS despite the fact that there will be no interest payments over the term of the PLUSSM. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your PLUSSM.
Furthermore, in 2013 the House Ways and Means Committee has released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the PLUSSM to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.
Prospective purchasers of the PLUSSM are urged to consult their own tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the PLUSSM arising under the laws of any state, local, non-U.S. or other taxing jurisdiction.

Trustee:	U.S. Bank Trust National Association
Calculation agent:	UBS Securities LLC
Use of proceeds and hedging:	We will use the net proceeds we receive from the sale of the PLUSSM for the purposes we describe in the accompanying product supplement under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the PLUSSM as described below.
In connection with the sale of the PLUSSM, we or our affiliates may enter into hedging transactions involving the execution of swaps, futures and option transactions or purchases and sales of PLUSSM before, on and/or after the pricing date of the PLUSSM. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into.
We or our affiliates may acquire a long or short position in securities similar to the securities from time to time and may, in our or their sole discretion, hold or resell those securities.
The hedging activity discussed above may adversely affect the market value of the securities from time to time and payment on the securities at maturity. See “Risk Factors” beginning on page 13 of this document for a discussion of these adverse effects.
Supplemental information concerning plan of distribution (conflicts of interest); secondary markets (if any):	Pursuant to the terms of a distribution agreement, UBS has agreed to sell to UBS Securities LLC, and UBS Securities LLC has agreed to purchase from UBS, the stated principal amount of the PLUSSM specified on the front cover of this document at the price to public less a fee of $0.225 per $10.00 stated principal amount of the PLUSSM. UBS Securities LLC has agreed to resell all of the PLUSSM to Morgan Stanley Wealth Management with an underwriting discount of $0.225 reflecting a fixed structuring fee of $0.05 and a fixed sales commission of $0.175 per $10.00 stated principal amount of PLUSSM that Morgan Stanley Wealth Management sells.

June 2015

Performance Leveraged Upside Securities (PLUSSM) due October 5, 2016
$4,731,800 Based on the Value of the Russell 2000® Index

UBS, UBS Securities LLC or any other affiliate of UBS may use this document, the accompanying product supplement and the accompanying prospectus in a market-making transaction for any PLUSSM after their initial sale. In connection with this offering, UBS, UBS Securities LLC, any other affiliate of UBS or any other securities dealers may distribute this document, the accompanying product supplement and the accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement and the accompanying prospectus are being used in a market-making transaction.
Conflicts of Interest — UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the PLUSSM and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. UBS Securities LLC is not permitted to sell the PLUSSM in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.
UBS Securities LLC and its affiliates may offer to buy or sell the PLUSSM in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the PLUSSM at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the PLUSSM immediately after the pricing date in the secondary market is expected to exceed the estimated initial value of the PLUSSM as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 weeks after the pricing date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the PLUSSM and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the PLUSSM, see “Risk Factors — Fair value considerations” and “Risk Factors — Limited or no secondary market and secondary market price considerations” on pages 13 and 14 of this pricing supplement.
Validity of the PLUSSM	In the opinion of Cadwalader, Wickersham & Taft LLP, as special counsel to the issuer, when the PLUSSM offered by this pricing supplement have been executed and issued by the issuer and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the PLUSSM will be valid and binding obligations of the issuer, enforceable against the issuer in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Swiss law, Cadwalader, Wickersham & Taft LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by Homburger AG, Swiss legal counsel for the issuer, in its opinion dated June 15, 2015 filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 6-K on June 15, 2015. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the PLUSSM, authentication of the securities and the genuineness of signatures and certain factual matters, all as stated in the opinion of Cadwalader, Wickersham & Taft LLP dated June 15, 2015 filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 6-K on June 15, 2015.
Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley Wealth Management branch office or its principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number 1-(866)-477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at 1-(800)-233-1087.

Selling concessions allowed to dealers in connection with the offering may be reclaimed by the agent, if, within 30 days of the offering, the agent repurchases the PLUSSM distributed by such dealers.

This pricing supplement represents a summary of the terms and conditions of the PLUSSM. We encourage you to read the accompanying product supplement and prospectus related to this offering, which can be accessed via the hyperlinks on page 2 of this document.

June 2015

Performance Leveraged Upside Securities (PLUSSM) due October 5, 2016
$4,731,800 Based on the Value of the Russell 2000® Index

How the PLUSSM Work
Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the PLUSSM for a range of hypothetical percentage changes in the closing level of the underlying index.

Investors will not be entitled to receive any dividends paid with respect to the underlying equity constituents. You should carefully consider whether an investment that does not provide for dividends or periodic interest is appropriate for you. The payment scenarios below do not show any effect of lost dividend yield over the term of the PLUSSM.

The graph is based on the following terms:

Stated principal amount:	$10 per PLUSSM
Leverage factor:	3.0
Maximum payment at maturity:	$11.55 per PLUSSM
Maximum gain:	15.50%
Minimum payment at maturity:	None

PLUSSM Payoff Diagram

The Underlying Index
The PLUS℠
$15.00
$14.00
$13.00
$12.00
$11.00
$10.00
$9.00
$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
0
Payment at Maturity on the PLUS℠
$11.55 Maximum
Payment at Maturity
$10.00 Stated
Principal Amount
PLUS Zone
-100% -90% -80% -70% -60% -50% -40% -30% -20% -10% 0% 10% 20% 30% 40% 50% 60% 70% 80%
5.17% 15.50%
Percentage Change in Underlying Index

June 2015

Performance Leveraged Upside Securities (PLUSSM) due October 5, 2016
$4,731,800 Based on the Value of the Russell 2000® Index

How it works
■	Upside Scenario. If the underlying return is positive, investors will receive the lesser of (a) the stated principal amount of $10 plus the leveraged upside payment and (b) the maximum payment at maturity. Under the hypothetical terms of the PLUSSM, an investor would realize the maximum payment at maturity at a final level of 105.17% of the initial level.
■	If the underlying return is 2%, investors will receive a 6.0% return, or $10.60 per PLUSSM.
■	If underlying return is 30%, investors will receive only the hypothetical maximum payment at maturity of $11.55 per PLUSSM.
■	Par Scenario. If the underlying return is zero, investors will receive an amount equal to the $10 stated principal amount.
■	Downside Scenario. If the underlying return is negative, investors will receive an amount that is less than the $10 stated principal amount, if anything, resulting in a loss of your initial investment that is proportionate to the underlying return.
■	If the underlying return is -35%, investors would lose 35% of the stated principal amount and receive only $6.50 per PLUSSM at maturity, or 65% of the stated principal amount. There is no minimum payment at maturity on the PLUSSM and investors may lose all of their initial investment.

June 2015

Performance Leveraged Upside Securities (PLUSSM) due October 5, 2016
$4,731,800 Based on the Value of the Russell 2000® Index

Payment at Maturity

At maturity, investors will receive for each $10 stated principal amount of PLUSSM that they hold an amount in cash based upon the underlying return of the underlying index, as determined as follows:

If the underlying return is positive:

The lesser of (a) $10 + leveraged upside payment and (b) the maximum payment at maturity.

Leveraged Upside Payment
Principal	Principal	Leverage Factor	Underlying Return
$10 +	[$10 ×	3.0 ×	(	final level - initial level initial level	)]

In no event will the payment at maturity be greater than the maximum payment at maturity.

If the underlying return is zero:

The Stated Principal Amount of $10

If the underlying return is negative:

$10 + ($10 × Underlying Return)

Principal	Principal		Underlying return
$10 +	[$10 ×	(	final level - initial level initial level	)]

Accordingly, if the underlying return is negative, you will lose a percentage of your principal amount equal to the underlying return, and in extreme situations, you could lose all of your initial investment.

June 2015

Performance Leveraged Upside Securities (PLUSSM) due October 5, 2016
$4,731,800 Based on the Value of the Russell 2000® Index

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the PLUSSM. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and “Considerations Relating to Indexed Securities” in the accompanying prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the PLUSSM.

■	The PLUSSM do not pay interest or guarantee return of the stated principal amount and your investment in the PLUSSM may result in a loss — The terms of the PLUSSM differ from those of ordinary debt securities in that the PLUSSM do not pay interest or guarantee the return of any of the stated principal amount at maturity. If the underlying return is negative, you will lose some or all of your investment in the PLUSSM in an amount proportionate to the underlying return. UBS will only repay the stated principal amount of the PLUSSM at maturity if the final level is equal to or greater than the initial level. If the underlying return is negative, you will lose a percentage of your principal amount equal to the underlying return, and in extreme situations, you could lose all of your initial investment. There is no minimum payment at maturity on the PLUS SM and, accordingly, you could lose some, or in extreme cases, all of your initial investment.
■	The leverage factor applies only if you hold the PLUSSM to maturity — You should be willing to hold the PLUSSM to maturity. If you are able to sell the PLUSSM prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the leverage factor and the return you realize may be less than the leverage factor multiplied by the underlying return even if such performance is positive and does not exceed the maximum gain. You can receive the full benefit of the leverage factor and earn the potential maximum gain from UBS only if you hold the PLUSSM to maturity.
■	Your potential return on the PLUSSM is limited to the maximum gain — The return potential of the PLUSSM is limited to the maximum gain indicated on the cover hereof. Therefore, you will not benefit from any positive underlying return in excess of an amount that, when multiplied by the leverage factor, exceeds the maximum gain and your return on the PLUSSM may be less than it would be in a hypothetical direct investment in the underlying equity constituents.
■	The contingent repayment of principal applies only at maturity — You should be willing to hold the PLUSSM to maturity. If you are able to sell the PLUSSM prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the underlying index at that time is equal to or greater than the initial level.
■	Credit risk of UBS — The PLUSSM are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the PLUSSM, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the PLUSSM. In the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the PLUSSM and you could lose all of your initial investment.
■	Market risk — The return on the PLUSSM, which may be positive or negative, is directly linked to the performance of the underlying index and indirectly linked to the performance of the underlying equity constituents. The level of the underlying index can rise or fall sharply due to factors specific to the underlying index or its underlying equity constituents, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market levels, interest rates and economic and political conditions.
■	Fair value considerations.
■	The issue price you pay for the PLUSSM exceeds their estimated initial value — The issue price you pay for the PLUSSM exceeds their estimated initial value as of the pricing date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the pricing date, we have determined the estimated initial value of the PLUSSM by reference to our internal pricing models and it is set forth in this pricing supplement. The pricing models used to determine the estimated initial value of the PLUSSM incorporate certain variables, including the level of the underlying index, the volatility of the underlying index, the expected dividends on the underlying equity constituents, prevailing interest rates, the term of the PLUSSM and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the PLUSSM to you. Due to these factors, the estimated initial value of the PLUSSM as of the pricing date is less than the issue price you pay for the PLUSSM.
■	The estimated initial value is a theoretical price; the actual price that you may be able to sell your PLUSSM in any secondary market (if any) at any time after the pricing date may differ from the estimated initial value — The value of your PLUSSM at any time will vary based on many factors, including the factors described above and in “— Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the pricing date, if you attempt to sell the PLUSSM in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the PLUSSM determined by reference to our internal pricing models. The estimated initial value of the PLUSSM does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your PLUSSM in any secondary market at any time.

June 2015

Performance Leveraged Upside Securities (PLUSSM) due October 5, 2016
$4,731,800 Based on the Value of the Russell 2000® Index

■	Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the PLUSSM as of the pricing date — We may determine the economic terms of the PLUSSM, as well as hedge our obligations, at least in part, prior to the pricing date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the PLUSSM cannot be determined as of the pricing date and any such differential between the estimated initial value and the issue price of the PLUSSM as of the pricing date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the PLUSSM.
■	Limited or no secondary market and secondary market price considerations.
■	There may be little or no secondary market for the PLUSSM — The PLUSSM will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the PLUSSM will develop. UBS Securities LLC and its affiliates may make a market in each offering of the PLUSSM, although they are not required to do so and may stop making a market at any time. If you are able to sell your PLUSSM prior to maturity, you may have to sell them at a substantial loss. The estimated initial value of the PLUSSM does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your PLUSSM in any secondary market at any time.
■	The price at which UBS Securities LLC and its affiliates may offer to buy the PLUSSM in the secondary market (if any) may be greater than UBS’ valuation of the PLUSSM at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements — For a limited period of time following the issuance of the PLUSSM, UBS Securities LLC or its affiliates may offer to buy or sell such PLUSSM at a price that exceeds (i) our valuation of the PLUSSM at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such PLUSSM following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental information concerning plan of distribution (conflicts of interest); secondary markets (if any).” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the PLUSSM, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the PLUSSM. As described above, UBS Securities LLC and its affiliates are not required to make a market for the PLUSSM and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Securities LLC reflects this temporary positive differential on its customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.
■	Price of PLUSSM prior to maturity — The market price of the PLUSSM will be influenced by many unpredictable and interrelated factors, including the level of the underlying index; the volatility of the underlying index; the dividend rate paid on the underlying equity constituents; the time remaining to the maturity of the PLUSSM; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the PLUSSM.
■	Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices — All other things being equal, the use of the internal funding rates described above under “— Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the PLUSSM in any secondary market.
■	Owning the PLUSSM is not the same as owning the underlying equity constituents — The return on the PLUSSM may not reflect the return you would realize if you actually owned the underlying equity constituents. For example, your return on the PLUSSM is limited to the maximum gain, while the potential return on a direct investment in the underlying equity constituents would be unlimited. Furthermore, you will not receive or be entitled to receive any dividend payments or other distributions during the term of the PLUSSM, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on the PLUSSM. In addition, as an owner of the PLUSSM, you will not have voting rights or any other rights that a holder of the underlying equity constituents would have.
■	No assurance that the investment view implicit in the PLUSSM will be successful — It is impossible to predict whether and the extent to which the level of the underlying index will rise or fall and there can be no assurance that the underlying return will be positive. The final level of the underlying index will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuers of the underlying equity constituents. You should be willing to accept the risks associated with the relevant markets tracked by the underlying index in general and each underlying equity constituent in particular, and the risk of losing some or all of your initial investment.
■	The underlying index reflects price return, not total return — The return on the PLUSSM is based on the performance of the underlying index, which reflects the changes in the market prices of the underlying equity constituents. It is not, however, linked to a “total return” index or strategy, which, in addition to reflecting those price returns, would also reflect dividends paid on the underlying equity constituents. The return on the PLUSSM will not include such a total return feature or dividend component.

June 2015

Performance Leveraged Upside Securities (PLUSSM) due October 5, 2016
$4,731,800 Based on the Value of the Russell 2000® Index

■	There are small-capitalization stock risks associated with the Russell 2000® Index — The PLUSSM are subject to risks associated with small-capitalization companies. The Russell 2000® Index is comprised of stocks of companies that may be considered small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the underlying index may be more volatile than an index in which a greater percentage of the constituent stocks are issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small-capitalization companies are typically less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often given less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.
■	Adjustments to the underlying index could adversely affect the value of the PLUSSM — The publisher of the underlying index may add, delete or substitute the stocks that constitute the underlying index or make other methodological changes that could change the level of the underlying index. The publisher of the underlying index may discontinue or suspend calculation or publication of the underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates.
■	Affiliate research reports and commentary — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the PLUSSM, or express opinions or provide recommendations that are inconsistent with purchasing or holding the PLUSSM. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the PLUSSM and the underlying index to which the PLUSSM are linked.
■	Economic interests of the calculation agent and other affiliates of the issuer may be different from those of investors — We and our affiliates play a variety of roles in connection with the issuance of the PLUSSM, including acting as calculation agent and hedging our obligations under the PLUSSM. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the PLUSSM. The calculation agent will determine the initial level and the final level. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may affect the payout to you at maturity. As UBS determines the economic terms of the PLUSSM, including the maximum payment and leverage factor, and such terms include hedging costs, issuance costs and projected profits, the PLUSSM represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments. Furthermore, given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your PLUSSM in the secondary market.
■	UBS cannot control actions by the publisher of the underlying index and the publisher of the underlying index has no obligation to consider your interests — UBS and its affiliates are not affiliated with the publisher of the underlying index and have no ability to control or predict its actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the underlying index. The publisher of the underlying index is not involved in the PLUSSM offering in any way and has no obligation to consider your interest as an owner of the PLUSSM in taking any actions that might affect the market value of the PLUSSM.
■	Potential UBS impact on price — Trading or transactions by UBS or its affiliates in the underlying equity constituents, listed and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying index or underlying equity constituents may adversely affect the performance and, therefore, the market value of the PLUSSM.
■	Potential conflict of interest — UBS and its affiliates may engage in business related to the underlying index or underlying equity constituents, which may present a conflict between the obligations of UBS and you, as a holder of the PLUSSM. The calculation agent, an affiliate of the issuer, will determine the final level and the payment at maturity based on the closing level of the underlying index on the valuation date. The calculation agent can postpone the determination of the final level or the maturity date if a market disruption event occurs and is continuing on the valuation date.
■	Hedging and trading activity by the calculation agent and its affiliates could potentially affect the value of the PLUSSM — One or more of our affiliates have hedged our obligations under the PLUSSM and will carry out hedging activities related to the PLUSSM (and other instruments linked to the underlying index or the underlying equity constituents), including trading in underlying equity constituents, swaps, futures and options contracts on the underlying index as well as in other instruments related to the underlying index and the underlying equity constituents. Our affiliates also trade in the underlying equity constituents and other financial instruments related to the underlying index and the underlying equity constituents on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial level and, as a result, could have increased the value at which the underlying index must close on the valuation date so that investors do not suffer a loss on their initial investment in the PLUSSM. Additionally, such hedging or trading activities during the term of the PLUSSM, including on the valuation date, could adversely affect the level of the underlying index on the valuation date and, accordingly, the amount of cash, if any, an investor will receive at maturity.

June 2015

Performance Leveraged Upside Securities (PLUSSM) due October 5, 2016
$4,731,800 Based on the Value of the Russell 2000® Index

■	Under certain circumstances, the Swiss Financial Market Supervisory Authority (“FINMA”) has the power to take actions that may adversely affect the PLUSSM — Pursuant to article 25 et seq. of the Swiss Banking Act, FINMA has broad statutory powers to take measures and actions in relation to UBS if it (i) is overindebted, (ii) has serious liquidity problems or (iii) fails to fulfill the applicable capital adequacy provisions after expiration of a deadline set by FINMA. If one of these prerequisites is met, the Swiss Banking Act grants significant discretion to FINMA to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. In a restructuring proceeding, the resolution plan may, among other things, (a) provide for the transfer of UBS’s assets or a portion thereof, together with debts and other liabilities, and contracts of UBS, to another entity, (b) provide for the conversion of UBS’s debt and/or other obligations, including its obligations under the PLUSSM, into equity and/or (c) potentially provide for haircuts on obligations of UBS, including its obligations under the PLUSSM. Although no precedent exists, if one or more measures under the revised regime were imposed, such measures may have a material adverse effect on the terms and market value of the PLUSSM and/or the ability of UBS to make payments thereunder.
■	Uncertain tax treatment — Significant aspects of the tax treatment of the PLUSSM are uncertain. You should read carefully the section entitled “Tax considerations” on page 6 herein and the section entitled “Supplemental U.S. Tax Considerations” beginning on page PS-52 of the accompanying product supplement and consult your tax advisor about your tax situation.

June 2015

Performance Leveraged Upside Securities (PLUSSM) due October 5, 2016
$4,731,800 Based on the Value of the Russell 2000® Index

Russell 2000® Index Overview

We have derived all information regarding the Russell 2000® Index (“the Russell 2000 Index”) contained in this pricing supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by the Frank Russell Company. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the Russell 2000 Index.

The Frank Russell Company has no obligation to continue to publish the Russell 2000 Index, and may discontinue publication of the Russell 2000 Index at any time.

The Russell 2000 Index is published by the Frank Russell Company. As discussed more fully in the index supplement under the heading “Underlying Indices and Underlying Index Publishers – Russell 2000 Index,” the Russell 2000 Index measures the composite price performance of the smallest 2,000 companies included in the Russell 3000 Index. The Russell 3000 Index is composed of the 3,000 largest United States companies by market capitalization and represents approximately 98% of the market capitalization of the United States equity market. The Russell 2000 Index value is calculated by adding the market values of the index’s component stocks and then dividing the derived total market capitalization by the “adjusted” capitalization of the Russell 2000 Index on the base date of December 31, 1986.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus.

Information as of market close on June 30, 2015:

Bloomberg Ticker Symbol:	RTY <Index>
Current Index Level:	1,253.947
52 Weeks ago (on June 30, 2014):	1,192.964
52 Week High (on June 23, 2015):	1,295.799
52 Week Low (on October 13, 2014):	1,049.303

June 2015

Performance Leveraged Upside Securities (PLUSSM) due October 5, 2016
$4,731,800 Based on the Value of the Russell 2000® Index

Historical Information

The following table sets forth the published high and low closing levels, as well as the end-of-quarter closing levels, of the underlying index for each quarter in the period from January 3, 2011 through June 30, 2015. The closing level of the underlying index on June 30, 2015 was 1,253.947. The graph below sets forth the daily closing levels of the underlying index for the period from January 2, 2004 through June 30, 2015. We obtained the information in the table below from Bloomberg Professional® service (“Bloomberg”) without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical closing levels of the underlying index should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the underlying index on the valuation date.

Russell 2000® Index	High	Low	Period End
2011
First Quarter	843.549	773.184	843.549
Second Quarter	865.291	777.197	827.429
Third Quarter	858.113	643.421	644.156
Fourth Quarter	765.432	609.490	740.916
2012
First Quarter	846.129	747.275	830.301
Second Quarter	840.626	737.241	798.487
Third Quarter	864.697	767.751	837.450
Fourth Quarter	852.495	769.483	849.350
2013
First Quarter	953.068	872.605	951.542
Second Quarter	999.985	901.513	977.475
Third Quarter	1,078.409	989.535	1,073.786
Fourth Quarter	1,163.637	1,043.459	1,163.637
2014
First Quarter	1,208.651	1,093.594	1,173.038
Second Quarter	1,192.964	1,095.986	1,192.964
Third Quarter	1,208.150	1,101.676	1,101.676
Fourth Quarter	1,219.109	1,049.303	1,204.696
2015
First Quarter	1,266.373	1,154.709	1,252.772
Second Quarter	1,295.799	1,215.417	1,253.947

June 2015

Performance Leveraged Upside Securities (PLUSSM) due October 5, 2016
$4,731,800 Based on the Value of the Russell 2000® Index

Russell 2000® Index – Daily Closing Levels January 2, 2004 to June 30, 2015

1400
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2014
2015

June 2015